    As filed with the Securities and Exchange Commission on August 21, 2000

================================================================================
                                            Registration No. 333-______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                                 VIDAMED, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                      77-0314454
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification No.)

           46107 Landing Parkway
            Fremont, California                                94538
  (Address of Principal Executive Offices)                  (Zip Code)

                            -----------------------

                                1992 STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                            -----------------------

                                 John F. Howe
              Vice President, Finance and Chief Financial Officer
                                 VidaMed, Inc.
                             46107 Landing Parkway
                           Fremont, California 94538
                                (510) 492-4947
                     (Name, address and telephone number,
                  including area code, of agent for service)

                            ----------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this registration statement

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

 =====================================================================================================================
      Title of securities              Amount to be     Proposed maximum        Proposed maximum         Amount of
        to be registered              registered(1)    offering price per      aggregate offering      registration
                                                            unit(2)                  price                fee(2)
 ---------------------------------------------------------------------------------------------------------------------
 1992 Stock Plan
 Common stock, $.001 par value         1,900,000             $2.55                 $4,840,896            $1,278.00
 =====================================================================================================================
 1995 Director Option Plan
 Common stock, $.001 par value           100,000             $2.84                 $  284,000            $   74.98
 =====================================================================================================================
 1995 Employee Stock Purchase Plan
 Common stock, $.001 par value           200,000             $2.42                 $  484,000            $  127.78
 =====================================================================================================================


(1) Represents the increase in the total number of shares reserved for issuance under the above plans. An aggregate of 1,599,842 shares has been previously registered under a registration statement on Form S-8 (File No. 33-80619) and an additional 3,300,158 shares under a registration statement on Form S-8 (File No. 333-59869) with respect to the above plans. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the plans above.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and (h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the 1992 Stock Plan and 1995 Director Option Plan, on the basis of the weighted average exercise price of these option grants, and (ii) with respect to options to be granted under the 1992 Stock Plan and 1995 Director Option Plan, on the basis of the average between the high and low sales prices of the registrant's common stock on August 17, 2000 on the Nasdaq Small Cap Market, as reported by Nasdaq, and (iii) with respect to shares to be purchased under the 1995 Employee Stock Purchase Plan, on the basis of 85% of the average between the high and low sales prices of the registrant's common stock on August 17, 2000 on the Nasdaq Small Cap Market, as reported by Nasdaq.

================================================================================

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

         The registrant, VidaMed, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 33-80619) in connection with the registration of an aggregate of 1,599,842 shares of VidaMed's common stock to be issued under VidaMed's 1992 Stock Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan. This registration statement also included 7,892 shares issuable under VidaMed's 1995 Consultant Plan. On July 24, 1998, VidaMed filed another registration statement on Form S-8 with the SEC (SEC File No. 333-59869) in connection with the registration of an aggregate of 3,300,158 additional shares of VidaMed's common stock to be issued under its 1992 Stock Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan.

         Pursuant to General Instruction E of Form S-8, this registration statement is filed by VidaMed solely to register an additional 1,900,000 shares of common stock reserved for issuance under VidaMed's 1992 Stock Plan, 100,000 shares of common stock reserved for issuance under VidaMed's 1995 Director Option Plan and 200,000 shares of common stock reserved for issuance under VidaMed's 1995 Employee Stock Purchase Plan. These increases were approved by VidaMed's board of directors and stockholders. Pursuant to Instruction E, the contents of VidaMed's previously filed registration statements on Form S-8 (SEC File Nos. 33-80619 and 333-59869), including without limitation periodic reports that VidaMed filed, or will file, after these registration statements to maintain current information about VidaMed, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

                                     Part II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.   Description
-----------   -----------

5.1           Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
23.1          Consent of Ernst & Young LLP, Independent Auditors
23.2          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
              5.1)
24.1          Power of Attorney (see page 2)

                                  SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 21, 2000.

                            VIDAMED, INC.

                            By: /s/ Randy D. Lindholm
                               ---------------------------------------------
                            Randy D. Lindholm
                            President, Chief Executive Officer and Chairman (principal executive officer)

                            By: /s/ John F. Howe
                             -----------------------------------------------
                            John F. Howe
                            Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

                               POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints Randy D. Lindholm and John F. Howe, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 21, 2000 by the following persons in the capacities indicated.

Signature                                   Title
---------                                   -----

/s/ Randy D. Lindholm                       President, Chief Executive Officer
-------------------------                   and Chairman
Randy D. Lindholm

/s/ Elizabeth H. Davila                     Director
-------------------------
Elizabeth H. Davila

/s/ Michael D. Ellwein                      Director
-------------------------
Michael D. Ellwein

/s/ Robert J. Erra                          Director
-------------------------
Robert J. Erra

/s/ Paulita M. LaPlante                     Director
-------------------------
Paulita M. LaPlante

/s/ Kurt C. Wheeler                         Director
-------------------------
Kurt C. Wheeler

                                 VIDAMED, inc.
                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS

Exhibit No.                              Item                                                  Method of Filing
----------    --------------------------------------------------------------    ---------------------------------------
    5.1       Opinion of Oppenheimer Wolff & Donnelly LLP...................    Filed herewith.

    23.1      Consent of Ernst & Young LLP, Independent Auditors............    Filed herewith.

    23.2      Consent of Oppenheimer Wolff & Donnelly LLP...................    Included in Exhibit 5.1.

    24.1      Power of Attorney.............................................    Included on the signature page to this
                                                                                registration statement.